                                                                    Exhibit 10.1

                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER (hereinafter called the "Agreement"), dated as of August 25, 2005, is between International Shipping Enterprises,
Inc., a Delaware corporation ("ISE"), and Navios Maritime Holdings Inc., a wholly-owned subsidiary of ISE organized under the laws of the Republic of The
Marshall Islands ("Navios").

     WHEREAS, ISE is a corporation duly organized and existing under the laws of the State of Delaware, having authorized capital stock of 121,000,000 shares, of which 120,000,000 shares are common stock with a par value of $.0001 per share
("ISE Common Stock") and 1,000,000 shares are preferred stock with a par value of $.0001 per share. The Certificate of Incorporation of ISE was originally filed in the office of the Secretary of State of the State of Delaware on
September 17, 2004, as amended and restated on each of November 22, 2004 and
November 29, 2004;

     WHEREAS, Navios is a corporation duly organized and existing under the laws of The Republic of the Marshall Islands, having authorized capital stock of
16,875,000 shares, of which 1,000,000 shares are common stock with a par value of $0.10 per share ("Navios Common Stock") and 15,875,000 shares are preferred stock with a par value of $1.00 per share. The Articles of Incorporation of
Navios were originally filed with the Registrar of Corporations under the laws of the Republic of The Marshall Islands on November 19, 2002, as amended and restated on December 5, 2002, as amended on each of April 23, 2003 and February
16, 2005 and as amended and restated on August 25, 2005. The name under which
Navios was formed was Nautilus Maritime Holdings Inc.;

     WHEREAS, there are 874,584 shares of Navios Common Stock issued and outstanding which are owned by ISE, and such shares constitute all of the issued and outstanding capital stock of Navios;

     WHEREAS, there are 39,900,000 shares of ISE Common Stock issued and outstanding as of August 25, 2005 which are owned by various stockholders of ISE
(collectively, the "Stockholders"), and such shares constitute all of the issued and outstanding capital stock of ISE as of such date;

     WHEREAS, the board of directors of ISE and the board of directors of Navios have determined it advisable and in the best interests of each such corporation that ISE merge with and into Navios as authorized by the statutes of the State of Delaware and the Republic of The Marshall Islands and upon the terms and subject to the conditions of this Agreement;

     WHEREAS, ISE, in its capacity as the sole stockholder of Navios, has approved this Agreement; and

     WHEREAS, the Stockholders of ISE have approved this Agreement at a meeting duly called and held for such purpose.

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ISE and Navios hereby agree as follows:

     1. MERGER. Upon the terms and subject to the conditions set forth in this
Agreement, ISE shall be merged with and into Navios (the "Merger"), and Navios shall be the surviving corporation (sometimes hereafter referred to as the
"Surviving Corporation"). The name of the Surviving Corporation shall be Navios
Maritime Holdings Inc. The Merger shall become effective on August 25, 2005 at
5:00 p.m., EST (the "Effective Time" or the "Effective Date").

     2. GOVERNING DOCUMENTS. From and after the Effective Time and without further action on the part of the parties, the Articles of Incorporation of
Navios immediately prior to the Effective Time shall be the Articles of
Incorporation of the Surviving Corporation; provided, however, that, notwithstanding the foregoing, the Articles of Incorporation of the Surviving
Corporation shall be amended and restated in its entirety to read as set forth in the Amended and Restated Articles of Incorporation as filed with the
Registrar of Corporations of the Republic of the Marshall Islands on the date hereof and as set forth in Exhibit A attached hereto.

     The Bylaws of ISE, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with applicable law. References to "ISE"
or the "Corporation" in the Bylaws of ISE shall include Navios, in addition to
ISE, so that any person who was a director or officer of Navios or is or was serving at the request of Navios as a director, employee or agent of another corporation, partnership, joint venture, trust, association or other entity shall stand in the same position under the provisions of said Bylaws with respect to ISE as he would if he had served ISE in the same capacity or is or was so serving such other entity at the request of ISE, as the case may be.

     3. SUCCESSION; OFFICERS AND DIRECTORS. On the Effective Date, the separate corporate existence of ISE shall cease and Navios, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of ISE; and all property, real personal and mixed, and all debts due to ISE on whatever account, as well as for share subscriptions and all other things in action belonging to ISE, shall be vested in the Surviving Corporation; and all and every other interest shall be thereafter the property of the Surviving
Corporation as they were of ISE, and the title to any real estate vested by deed or otherwise in ISE, shall not revert or be in any way impaired by reason of the
Merger; but all rights of creditors and all liens upon any property of ISE shall be preserved unimpaired, and all debts, liabilities and duties of ISE shall thence forth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of ISE, its Stockholders, board of directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Navios and shall be as effective and binding thereon as the same were with respect to ISE.

     The directors of ISE immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the
officers of Navios (as appointed on the date hereof by written consent of the
Navios board of directors) immediately prior to the Effective Time

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shall be the officers of the Surviving Corporation, in each case until their resignation or their respective successors are duly elected or appointed and qualified. The employees and agents of ISE shall become employees and agents of the Surviving Corporation entitled to the same rights and benefits which they enjoyed as employees and agents of ISE.

     4. FURTHER ASSURANCES. From time to time, as and when required by Navios, or by its successors and assigns, there shall be executed and delivered on behalf of ISE such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Navios the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ISE, and otherwise to carry out the purposes of this Agreement, and the officers and directors of Navios are fully authorized in the name and on behalf of ISE or otherwise, to take any and all such action and to execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the Merger herein provided for.

     5. CONVERSION AND CANCELLATION OF COMMON STOCK; WARRANTS.

          (a) On the Effective Date, all of the shares of ISE Common Stock issued and outstanding immediately prior to the Effective Date and all rights in respect thereof, shall, by virtue of this merger and without any action on the part of the holder thereof, each be converted into one (1) share of fully paid, nonassessable shares of Navios Common Stock, $0.0001 par value per share.

          (b) On or after the Effective Date, the holders of outstanding shares of ISE Common Stock shall promptly surrender their certificates for cancellation to Navios's corporate secretary, who may act as the exchange agent to effect the exchange of ISE share certificates for certificates representing shares of
Navios Common Stock. Each holder of ISE Common Stock shall, upon such surrender, receive in exchange therefor a certificate representing the shares of Navios
Common Stock calculated pursuant to this Section 5. Until such surrender and cancellation, each share of outstanding ISE Common Stock shall, on and after the
Effective Date, be deemed for all corporate purposes to evidence the number of shares of Navios Common Stock calculated under this Section 5.

          (c) On the Effective Date, all of the outstanding warrants to purchase a certain number of shares of ISE Common Stock at a certain exercise price shall, by virtue of the Merger and without any action on the part of the holder thereof, each be converted into one (1) warrant to purchase the same number shares of Navios Common Stock at the same exercise price per share.

          (d) In its sole discretion, Navios may elect to round up to the nearest whole share, in lieu of issuing fractional shares of Navios Common Stock as a result of the Merger or to pay the fair market value of such fractional shares to the holders who would otherwise be entitled to such fractional shares of Navios Common Stock, as determined by its board of directors.

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          (e) On the Effective Date, all of the shares of Navios Common Stock presently issued in the name of ISE shall be cancelled and retired and no shares of Navios Common Stock or other security of Navios shall be issued in respect thereof.

     6. AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the Effective Date. However, no amendment, modification or supplement may be made after the adoption of this Agreement by the Stockholders of ISE which changes this Agreement in a way which, in the judgment of the Board of Directors of ISE, would have a material adverse effect on the Stockholders of ISE, unless such amendment, modification or supplement is approved by such Stockholders.

     7. ABANDONMENT. At any time prior to the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either ISE or Navios, or both, notwithstanding prior approval of this Agreement by the Stockholders of ISE and Navios entitled to vote thereon, if (i) this
Agreement shall not have received the requisite approval of the Stockholders of
ISE; or (ii) the Board of Directors of ISE determines for any reason in its sole judgment that the consummation of the transaction would be inadvisable or not in the best interests of ISE and its Stockholders.

     8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     9. SERVICE OF PROCESS. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Surviving Corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail any such process to the Surviving Corporation at 20 Marshall Street, Suite 200,
South Norwalk, CT 06854, USA.

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     IN WITNESS WHEREOF, ISE and Navios have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:                                           NAVIOS MARITIME HOLDINGS INC.,
                                                  a Marshall Islands corporation

By: /s/ Vasiliki Papaefthymiou                    By: /s/ Robert G. Shaw
    ----------------------------                      --------------------------
    Name: Vasiliki Papaefthymiou                      Name:  Robert G. Shaw
    Title:  Secretary                                 Title:  President

ATTEST:                                           INTERNATIONAL SHIPPING
                                                  ENTERPRISES, INC.,
                                                  a Delaware corporation

By: /s/ Vasiliki Papaefthymiou                    By: /s/ Angeliki Frangou
    ----------------------------                      --------------------------
    Name: Vasiliki Papaefthymiou                      Name: Angeliki Frangou
    Title:  Secretary                                 Title:  Chairman and Chief
                                                      Executive Officer